EXHIBIT 4.17

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of March 12, 2013, among American Airlines, Inc., a Delaware corporation (the “Company”), Wilmington Trust Company, as Trustee (as defined below) and Deutsche Bank Securities Inc. (“Deutsche Bank”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Citigroup Global Markets Inc. (“Citigroup”), Goldman, Sachs & Co. (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”), in their capacity as representatives (the “Representatives”) of the several initial purchasers set forth in the Purchase Agreement (together with the Representatives, the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement (the “Certificate Purchase Agreement”), dated March 5, 2013, between the Company and the Initial Purchasers, which provides for the sale to the Initial Purchasers of $506,746,000 aggregate principal amount of 4.000% American Airlines Pass Through Certificates, Series 2013-1A (the “Class A Certificates”) and $156,632,000 aggregate principal amount of 5.625% American Airlines Pass Through Certificates, Series 2013-1B (the “Class B Certificates” and, together with the Class A Certificates, the “Certificates”). In order to induce the Initial Purchasers to enter into the Certificate Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and its direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Certificate Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Agreement” shall have the meaning set forth in the preamble.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended from time to time, or any successor statutes thereto.

“Basic Pass Through Trust Agreement” shall mean the Pass Through Trust Agreement dated as of the date hereof between the Company and the Trustee.

“Certificate Purchase Agreement” shall have the meaning set forth in the preamble.

“Certificates” shall have the meaning set forth in the preamble.

“Class of Certificates” or “Class” means either the Class A Certificates or Class B Certificates.

“Class A Certificates” shall have the meaning set forth in the preamble.

“Class A Pass Through Trust Agreement” shall mean the Basic Pass Through Trust Agreement, as supplemented by Class A Trust Supplement.

“Class A Trust” shall have the meaning set forth in the Class A Pass Through Trust Agreement.

“Class A Trust Supplement” shall mean the Trust Supplement No. 2013-1A, dated as of the date hereof, between the Company and the Trustee.

“Class B Certificates” shall have the meaning set forth in the preamble.

“Class B Pass Through Trust Agreement” shall mean the Basic Pass Through Trust Agreement, as supplemented by Class B Trust Supplement No. 2013-1B.

“Class B Trust” shall have the meaning set forth in the Class B Pass Through Trust Agreement.

“Class B Trust Supplement” shall mean the Trust Supplement No. 2013-1B, dated as of the date hereof, between the Company and the Trustee.

“Closing Date” shall mean the Closing Date as defined in the Certificate Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Certificates” shall mean, with respect to each Class of Certificates, certificates issued under the applicable Pass Through Trust Agreement containing terms identical to the applicable Certificates (except that (i) interest thereon shall accrue from the last date on which interest was paid on such Certificates or, if no such interest was paid, March 12, 2013, (ii) in the case of Exchange Certificates issued for the Class A Certificates, such Exchange Certificates will not contain restrictions on transfer, and (iii) the Exchange Certificates are not entitled to the additional interest specified in Section 2(d) below) and to be offered to Holders of such Certificates in exchange for such Certificates pursuant to the Exchange Offer.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Deadline” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Offer” shall mean, with respect to each Class of Certificates, the exchange offer by the Company of the applicable Exchange Certificates for the applicable Registrable Certificates pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean, with respect to each Class of Certificates, a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean, with respect to each Class of Certificates, an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Existing Bankruptcy Case” shall mean cases of the Company and certain of its affiliates commenced under Chapter 11 of the Bankruptcy Code on November 29, 2011 in the United States Bankruptcy Court for the Southern District of New York and jointly administered under case number 11-15462 (SHL).

“Free Writing Prospectus” shall mean, with respect to each Class of Certificates, each free writing prospectus (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Company or used by the Company in connection with the applicable Exchange Certificates or the applicable Registrable Certificates.

“Holder” shall mean, with respect to each Class of Certificates, the Initial Purchasers, for so long as they own any applicable Registrable Certificates, and each of their successors, assigns and direct and indirect transferees who become registered owners of such Registrable Certificates under the applicable Pass Through Trust Agreements; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Investment Grade Rating” shall mean, with respect to the Class A Certificates, one of the four highest categories assigned long-term debt or in an equivalent short-term category (within either of which there may be subcategories or gradations indicating relative standing) by at least one nationally recognized statistical rating organization that is not an affiliated person of the Company or any person involved in the organization of the Company.

“Issuer Information” shall mean material information about the Company or the Certificates that has been provided by or on behalf of the Company.

“Majority Holders” shall mean, with respect to each Class of Certificates, the applicable Holders of a majority of the aggregate principal amount of the applicable outstanding Registrable Certificates; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Certificates is required hereunder, Registrable Certificates of the applicable Class held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of such Registrable Certificates if such subsequent Holders are deemed to be such affiliates solely by reason of their holding of such Registrable Certificates) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Pass Through Trust Agreement” shall mean the Class A Pass Through Trust Agreement or the Class B Pass Through Trust Agreement. “Pass Through Trust Agreements” shall mean, collectively, the Class A Pass Through Trust Agreement and the Class B Pass Through Trust Agreement.

“Plan Effective Date” shall mean the effective date of any plan of reorganization filed in the Existing Bankruptcy Case and confirmed pursuant to Section 1129 of the Bankruptcy Code.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean, with respect to each Class of Certificates, the prospectus included in an applicable Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the applicable Registrable Certificates covered by an applicable Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Registrable Certificates” shall mean, with respect to each Class of Certificates, the Class A Certificates or the Class B Certificates, as the case may be; provided, however, that such Certificates shall cease to be Registrable Certificates (i) when such Certificates are exchanged for the applicable Exchange Certificates, (ii) when a Registration Statement with respect to such Certificates shall have been declared effective under the 1933 Act and such Certificates shall have been disposed of pursuant to such Registration Statement, (iii) when such Certificates, in the case of the Class A Certificates, have been sold pursuant to Rule 144 (but not Rule 144A) under the 1933 Act or (iv) when such Certificates shall have otherwise ceased to be outstanding.

“Registration Expenses” shall mean, with respect to each Class of Certificates, any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or applicable Holders in connection with blue sky qualification of any of the applicable Exchange Certificates or applicable Registrable Certificates), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing, any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees (it being understood that no rating agency shall be engaged by an Initial Purchaser), (v) all fees and disbursements relating to the qualification of the applicable Pass Through Trust Agreement under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf

Registration Statement, the fees and disbursements of one counsel for the applicable Holders (which counsel shall be selected by the applicable Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the applicable Underwriters (other than fees and expenses set forth in clause (ii) above) or the applicable Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the applicable Registrable Certificates by an applicable Holder.

“Registration Statement” shall mean , with respect to each Class of Certificates, any registration statement of the Company that covers any of the applicable Exchange Certificates or applicable Registrable Certificates pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Shelf Registration” shall mean, with respect to each Class of Certificates, a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Deadline” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” shall mean, with respect to each Class of Certificates, a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the applicable Registrable Certificates on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“TIA” shall have the meaning set forth in Section 3(1) hereof.

“Trustee” shall mean Wilmington Trust Company, as trustee with respect to each Class of Certificates under the Pass Through Trust Agreements.

“Underwriter,” with respect to each Class of Certificates, shall have the meaning set forth in Section 3 hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean, with respect to each Class of Certificates, a registration in which applicable Registrable Certificates are sold to an applicable Underwriter for reoffering to the public.

2. Registration Under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC and subject to the condition set forth in Section 2(b), the Company, with respect to each Class of Certificates, shall use its reasonable best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company to the applicable Holders who are not prohibited by any law or policy of the SEC, or applicable interpretation of the Staff of the SEC, from participating in the applicable Exchange Offer to exchange all of the applicable Registrable Certificates for applicable Exchange Certificates, to have such Exchange Offer Registration Statement declared effective and to have such Exchange Offer Registration Statement remain effective until the closing of such Exchange Offer. The Company shall commence such Exchange Offer promptly after such Exchange Offer Registration Statement has been declared effective by the SEC and use its reasonable best efforts to have such Exchange Offer consummated not later than 270 days after the Plan Effective Date (or, if the last day of such 270-day period is not a business day, the first business day thereafter) (the “Exchange Deadline”). The Company shall commence such Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each applicable Holder, through DTC or otherwise, stating in such Prospectus or accompanying documents, in addition to such other disclosures as are required by applicable law:

(i) that such Exchange Offer is being made pursuant to this Agreement and that all applicable Registrable Certificates validly tendered and not withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (such dates, the “Exchange Dates”);

(iii) that any applicable Registrable Certificate not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

(iv) that applicable Holders electing to have an applicable Registrable Certificate exchanged pursuant to such Exchange Offer will be required to surrender such Registrable Certificate, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last applicable Exchange Date; and

(v) that applicable Holders will be entitled to withdraw their election, not later than the close of business on the last applicable Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the applicable Registrable Certificates delivered for exchange and a statement that such Holder is withdrawing his election to have such Registrable Certificates exchanged.

As soon as practicable after the last applicable Exchange Date for any such Exchange Offer, the Company shall:

(i) accept for exchange the applicable Registrable Certificates or portions thereof tendered and not validly withdrawn pursuant to such Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all applicable Registrable Certificates or portions thereof so accepted for exchange by the Company and, subject to Section 4.01(f) and (with respect to the Class A Certificates) Section 4.03 of the Class A Trust Supplement and (with respect to the Class B Certificates) Section 4.04 of Class B Trust Supplement, cause the Trustee to promptly issue, authenticate and mail to each applicable Holder, an applicable Exchange Certificate equal in principal amount to the principal amount of the applicable Registrable Certificates surrendered by such Holder.

The Company, with respect to each Class of Certificates, shall use its reasonable best efforts to complete the applicable Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with such Exchange Offer. Except as set forth in Section 2(b), such Exchange Offer shall not be subject to any conditions, other than that such Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Initial Purchasers of the names and addresses known to the Company (including through DTC) of the applicable Holders to whom such Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of the applicable Registrable Certificates in such Exchange Offer.

If the Company effects, with respect to each Class of Certificates, the applicable Exchange Offer, the Company shall be entitled to close such Exchange Offer twenty (20) business days after such commencement (provided that the Company has accepted all the applicable Certificates theretofore validly tendered and not withdrawn in accordance with the terms of such Exchange Offer).

With respect to each Class of Certificates, each applicable Holder participating in the applicable Exchange Offer shall be required to represent to the Company in writing that at the time of the consummation of such Exchange Offer (i) any applicable Exchange Certificates received by such Holder will be acquired by such Holder in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the applicable Certificates or such Exchange Certificates, (iii) such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (iv) if such Holder is not a broker dealer, that it is not engaged in and does not intend to engage in, the distribution of such Exchange Certificates and (v) if such Holder is a broker dealer, that such Holder will receive such Exchange Certificates for its own account in exchange for such Certificates that were acquired as a result of market making activities or other trading activities and that such Holder will be required to acknowledge that it will deliver a prospectus in connection with the resale of such Exchange Certificates.

(b) (X) With respect to each Class of Certificates, in the event that the Company determines (1) that the applicable Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated by the Exchange Deadline because it would violate applicable law or the applicable interpretations of the Staff of the SEC or (2) the issuance of the applicable Exchange Certificates (without transfer restrictions in the case of the Class A Certificates) would cause the Class A Trust or the Class B Trust, as applicable, to be required to become registered as an investment company under the Investment Company Act of 1940, as amended, or (Y) with respect to the Class B Certificates, in the event that the Company determines that the applicable Exchange Offer Registration provided for in Section 2(a) above is not available to Class A Certificates or if such Exchange Offer Registration is not consummated for any reason and a Shelf Registration Statement is filed with respect to Class A Certificates as provided below, then the Company (in the case of clause (X)) shall, and (in the case of clause (Y)) shall have the option to, in lieu of effecting the registration of the applicable Exchange Certificates pursuant to an Exchange Offer Registration Statement and at no cost to the holders of the applicable Registrable Certificates, (i) as promptly as practicable, file with the SEC a shelf registration statement covering resales of the applicable Registrable Certificates (each, a “Shelf Registration Statement”), (ii) use its reasonable best efforts to cause such Shelf Registration Statement to be declared or otherwise became effective under the Securities Act by the 90th day after the Exchange Deadline (or, if such 90th day is not a business day, the first business day thereafter) (the “Shelf Registration Deadline”) and (iii) use its reasonable best efforts to keep effective such Shelf Registration Statement for a period of one year after its effective date (or for such shorter period as shall end when all of the applicable Registrable Certificates covered by such Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act). The Company further agrees to supplement or amend any such Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by an applicable Holder with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of applicable Registrable Certificates copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Certificates pursuant to a Shelf Registration Statement.

(d) With respect to each Class of Certificates, an applicable Exchange Offer Registration Statement pursuant to Section 2(a) hereof or an applicable Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or otherwise becomes effective under SEC rules. As provided for in the applicable Pass Through Trust Agreement, if neither such Exchange Offer is consummated nor such Shelf Registration Statement is declared effective or otherwise becomes effective under SEC rules on or prior to the Shelf Registration Deadline, the interest rate on the Certificates of the applicable Class will be increased by 0.50% per annum effective as of the first day after the Shelf Registration Deadline but only until such Exchange Offer is consummated or such Shelf Registration Statement is declared or otherwise becomes effective under SEC rules. If such Shelf Registration Statement ceases to be available for more than 45 days during any three-month period or 120 days within any twelve-month period, during the period that such Shelf Registration Statement is required to be available pursuant to Section 2(b), the interest rate per annum borne by the Certificates of the applicable Class shall be increased by 0.50% from the 46th day or 121st day, as applicable, until such time as such Shelf Registration Statement again becomes available; provided that for the purpose of this sentence, such Shelf Registration Statement shall be deemed to have ceased to be available during:

(A)	any period in which the offering of the applicable Registrable Certificates pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court;

(B)	the occurrence of any event or the existence of any fact, as a result of which such Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to which notice has been given by the Company pursuant to Section 3(i); or

(C)	the occurrence or existence of any pending corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of such Shelf Registration Statement with respect to which notice has been given by the Company pursuant to Section 3(e).

(e) The maximum possible increase in the interest rate per annum on each Class of Certificates pursuant to Section 2(d) hereof, at any time, shall be 0.50%.

(f) Without limiting the remedies available to the Initial Purchasers and the applicable Holders, the Company acknowledges that, with respect to each Class of Certificates, any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or such Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any such Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

(g) Each Holder of Class A Certificates agrees that if the Class A Certificates do not have an Investment Grade Rating and such Holder is (i) an affiliate of the Company, or the Class A Trust, or a broker-dealer selling or otherwise transferring Class A Certificates acquired directly from the Company for its own account, or (ii) an underwriter as defined in Section 2(a)(11) of the 1933 Act, such Holder (a) may not resell or otherwise transfer such Class A Certificates under an applicable Shelf Registration Statement and (b) may only offer, sell or otherwise transfer such Class A Certificates to qualified institutional buyers within the meaning of Rule 144A of the rules and regulations promulgated under the 1933 Act.

(h) Each Holder of Class B Certificates agrees that, for so long as Class B Certificates remain outstanding, such Holder may only offer, sell or otherwise transfer Class B Certificates to qualified institutional buyers in compliance with, and within the meaning of, Rule 144A of the rules and regulations promulgated under the 1933 Act. In addition, each Holder of Class B Certificates or Exchange Certificates issued with respect to Class B Certificates, as the case may be, agrees that, for so long as such Certificates remain outstanding, including after the consummation of an Exchange Offer Registration as provided in Section 2(a) above or a Shelf Registration as provided in Section 2(b) above, such Certificates shall bear the restrictive legends set forth in Section 4.02 or 4.03, as applicable, of the Class B Trust Supplement.

3. Registration Procedures.

In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as reasonably expeditiously as possible, with respect to each Class of Certificates:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the applicable Registrable Certificates by the applicable selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period under this Agreement and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the applicable Registrable Certificates or applicable Exchange Certificates;

(c) in the case of a Shelf Registration, furnish to each Holder of applicable Registrable Certificates, to counsel for the Initial Purchasers, to counsel for such Holder and to each applicable Underwriter of an Underwritten Offering of applicable Registrable Certificates, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of such Registrable Certificates; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the applicable selling Holders of such

Registrable Certificates and any such Underwriters in connection with the offering and sale of such Registrable Certificates covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use its reasonable best efforts to register or qualify the applicable Registrable Certificates under all applicable state securities or “blue sky” laws of such jurisdictions as any applicable Holder of such Registrable Certificates covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Certificates owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(e) in the case of a Shelf Registration, notify each Holder of applicable Registrable Certificates who has provided contact information to the Company, counsel for such Holder and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when such Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to such Shelf Registration Statement and the related Prospectus or for material additional information after such Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of such Shelf Registration Statement and the closing of any sale of such Registrable Certificates covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Certificates for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period such Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or such Prospectus in order to make the statements therein (in the case of such Prospectus, in the light of the circumstances under which they were made) not misleading, (vi) of the occurrence of (but not the nature of or details concerning) any event described in Section 2(d)(C) above and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

(f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each applicable Holder of the withdrawal of any such order;

(g) in the case of a Shelf Registration, furnish to each applicable Holder of applicable Registrable Certificates, without charge, at least one conformed copy of each such Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the applicable selling Holders of applicable Registrable Certificates to facilitate the timely preparation and delivery of certificates representing such Registrable Certificates to be sold and, in the case of the Class A Certificates, not bearing any restrictive legends, but in the case of Class B Certificates bearing the restrictive legends set forth in Section 4.03 of the Class B Trust Supplement and enable such Registrable Certificates to be in such denominations (consistent with the provisions of the applicable Pass Through Trust Agreement) and registered in such names as such selling Holders may reasonably request at least two business days prior to the closing of any sale of such Registrable Certificates;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to an applicable Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the applicable Registrable Certificates, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the applicable Holders to suspend use of such Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of such Prospectus until the Company has amended or supplemented such Prospectus to correct such misstatement or omission;

(j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to such Registration Statement or amendment or supplement to such Prospectus or any document which is to be incorporated by reference into such Registration Statement or such Prospectus after initial filing of such Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the applicable Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the applicable Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to such Registration Statement, any such Prospectus or any amendment of or supplement to such Registration Statement or such Prospectus or any document which is to be incorporated by reference into such Registration Statement or such Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the applicable Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a

Shelf Registration Statement, the applicable Holders or their counsel) shall reasonably object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the applicable Holders and their counsel)) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law; the Initial Purchasers agree, and, by virtue of the acquisition of the applicable Registrable Certificates, the applicable Holders agree, that, if they receive timely notice and documents under this clause (j), they will not take actions or make objections under this clause (j) such that the Company is unable to comply with its obligations under Section 2(a) or Section 2(b) hereof;

(k) obtain a CUSIP number for each of the applicable Exchange Certificates or the applicable Registrable Certificates, as the case may be, not later than the effective date of an applicable Registration Statement (it being understood that the CUSIP number for Class B Certificates issued in connection with a Shelf Registration or Exchange Certificates issued with respect to Class B Certificates in connection with Exchange Offer Registration will be a restricted CUSIP number that reflects the restrictive legends set forth in Section 4.03 of the Class B Trust Supplement);

(l) cause the applicable Pass Through Trust Agreement to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the applicable Exchange Certificates or applicable Registrable Certificates, as the case may be, cooperate with the Trustee and the applicable Holders to effect such changes to such Pass Through Trust Agreement as may be required for such Pass Through Trust Agreement to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Pass Through Trust Agreement to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, make available for inspection by a representative of the applicable Holders of the applicable Registrable Certificates, any applicable Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by such Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with such Shelf Registration Statement; provided, however, that any records, information or documents that are reasonably designated by the Company as confidential at the time of delivery of such records, information or documents shall be kept confidential by such persons, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities (subject to the requirements of such order, and only after such person shall have given the Company prompt, and, if possible, at least 48 hours, prior written notice of such requirements so that the Company, at its expense, may undertake appropriate action to prevent disclosure of such information or records; provided that, should it be determined their disclosure is required, such person will take all precautions in consultation with the Company to preserve the confidentiality of such records, information or documents), (iii) disclosure of such records, information or documents is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement) or (iv) such records, information or documents become available to any such person from a source other than the Company and that such person reasonably believes was entitled to disclose such records, information or documents to such person, and such sources is not subject to any contractual, legal, fiduciary or other obligation of confidentiality;

(n) if reasonably requested by any applicable Holder of applicable Registrable Certificates covered by an applicable Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

(o) at least up until the applicable Exchange Deadline, use its reasonable best efforts to cause the applicable Registrable Certificates or the applicable Exchange Certificates, as the case may be, to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Section 3(a)(62) under the 1934 Act);

(p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the applicable Majority Holders of Registrable Certificates being sold) in order to expedite or facilitate the disposition of such Registrable Certificates pursuant to an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to such Holders and the Underwriters of such Registrable Certificates with respect to the business of the Company and its subsidiaries, the applicable Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to such Majority Holders and such Underwriters and their respective counsel) addressed to each such selling Holder and Underwriter of such Registrable Certificates, covering the matters customarily covered in opinions requested in connection with underwritten firm commitment offerings, (iii) obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in such Registration Statement) addressed to each such selling Holder and Underwriter of such Registrable Certificates, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten firm commitment offerings, and (iv) deliver such documents and certificates as may be reasonably requested by such Holders of a majority in principal amount of such Registrable Certificates being sold or such Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

In the case of a Shelf Registration Statement, the Company may require each applicable Holder of the applicable Registrable Certificates to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Certificates as the Company may from time to time reasonably request in writing. The Company may exclude from such registrations the Registrable Certificate of any such Holder who fails to furnish such information within 30 days after receiving such request. Each such Holder further agrees, by acquisition of the Registrable Certificates, to notify the Company, within ten business days of a request from the Company, of the amount of such Registrable Securities sold pursuant to such Shelf Registration Statement and, in the absence of a response, the Company may assume that all of such Holder’s Registrable Certificates were sold.

In the case of a Shelf Registration Statement, each applicable Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of the applicable Registrable Certificates pursuant to an applicable Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Certificates current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of such Registrable Certificates pursuant to such Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when such Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions may not exceed 45 days for each suspension and there may not be more than two suspensions in effect during any 365-day period.

The Holders of Registrable Certificates covered by a Shelf Registration Statement who desire to do so may sell such Registrable Certificates in an Underwritten Offering. In any such Underwritten Offering if requested by the Majority Holders of such Registrable Certificates, the investment banker or investment bankers and manager or managers (such person, the “Underwriters”) that will administer the offering will be selected by the Majority Holders of such Registrable Certificates included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld).

4. Participation of Broker-Dealers in Exchange Offer.

(a) The Staff of the SEC has taken the position that any broker-dealer that, with respect to each Class of Certificates, receives applicable Exchange Certificates for its own account in the applicable Exchange Offer in exchange for such Certificates that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Certificates.

The Company understands that, with respect to each Class of Certificates, it is the Staff’s position that if the Prospectus contained in the applicable Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the applicable Exchange Certificates, without naming the Participating Broker-Dealers or specifying the amount of such Exchange Certificates owned by them, such Prospectus may be delivered by such Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of such Exchange Certificates for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of Section 4(a), notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any applicable Exchange Certificates by such Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

(i) the Company shall not be required to amend or supplement the Prospectus contained in such Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), (A) after such Participating Broker-Dealers shall have disposed of the applicable Registrable Certificates or (B) for a period exceeding 90 days after the last applicable Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and such Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

(ii) the application of such Shelf Registration procedures set forth in Section 3 of this Agreement to such Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Initial Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Initial Purchasers and the Company in writing that they anticipate that they will be such Participating Broker-Dealers; and provided further that, in connection with such application of such Shelf Registration procedures set forth in Section 3 to such Exchange Offer Registration, the Company shall be obligated (x) to deal only with two entities representing such Participating Broker-Dealers, which shall be Deutsche Bank and Morgan Stanley unless they elect not to act as such representatives, (y) to pay the fees and expenses of only one counsel representing such Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last applicable Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

(c) The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

5. Indemnification and Contribution.

(a) The Company agrees, with respect to each Class of Certificates, to indemnify and hold harmless the Initial Purchasers, each applicable Holder and each Person, if any, who controls any Initial Purchaser or any such Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any such Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchasers, any such Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any applicable Registration Statement (or any amendment thereto) pursuant to which applicable Exchange Certificates or applicable Registrable Certificates were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any applicable Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any applicable Free Writing Prospectus or any applicable Issuer Information filed or required to be filed pursuant to Rule 433(d) under the 1933 Act in each case, taken together with such Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any such Holder furnished to the Company in writing through Deutsche Bank, Morgan Stanley, Citigroup, Goldman Sachs and J.P. Morgan or any such selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company, with respect to each Class of Certificates, will also indemnify the applicable Underwriters, if any, and dealers participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any applicable Registration Statement.

(b) Each Holder, with respect to each Class of Certificates, agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders of such Class, and each of their respective directors, officers who sign the applicable Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other such selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers and such Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any such Registration Statement (or any amendment thereto), any applicable Prospectus (or any amendment or supplement thereto) or any applicable Free Writing Prospectus.

(c) With respect to each Class of Certificates, in case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all applicable Holders and all Persons, if any, who control any such Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by the Initial Purchasers. In such case involving such Holders and such Persons who control such Holders, such firm shall be designated in writing by the applicable Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the applicable Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Such Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of the applicable Registrable Certificates of such Holder that were registered pursuant to an applicable Registration Statement.

(e) With respect to each Class of Certificates, the Company and each applicable Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no such Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which applicable Registrable Certificates were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

With respect to each Class of Certificates, the indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any applicable Holder or any Person controlling any Initial Purchaser or any such Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the applicable Exchange Certificates and (iv) any sale of applicable Registrable Certificates pursuant to an applicable Shelf Registration Statement.

6. Miscellaneous.

(a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of each Class of Registrable Certificates in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to such Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements. For the avoidance of doubt, nothing herein shall prevent the Company from entering into any registration rights agreement with respect to any of the Company’s issued and outstanding securities or any securities to be issued by the Company from time to time.

(b) Amendments and Waivers. With respect to each Class of Certificates, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the applicable Holders of at least a majority in aggregate principal amount of the outstanding applicable Registrable Certificates affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any such Holder of Registrable Certificates unless consented to in writing by such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, c/o Deutsche Bank Securities Inc., 60 Wall Street, Second Floor, New York, New York 10005, facsimile no. (212) 797-4877, attention: Leveraged Debt Capital Markets, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, Second Floor, New York, New York 10005, facsimile no. (212) 797-4561, attention: General Counsel, c/o Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, facsimile no. (212) 507-8999, attention: Investment Banking Division, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, facsimile no. (646) 291-3586, attention: Office of the General Counsel, c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282, facsimile no. (212) 902-9316, attention: Registration Department and c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, facsimile no. (917) 464-8907, attention: Michael K. Clare; and (ii) if to the Company, initially at P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, facsimile no. (817) 967-2199, attention of the Treasurer and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Pass Through Trust Agreements.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Certificates in violation of the terms of the Certificate Purchase Agreement or the Pass Through Trust Agreements. If any transferee of any Holder shall acquire applicable Registrable Certificates, in any manner, whether by operation of law or otherwise, such Registrable Certificates shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Certificates such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Certificates. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Certificates prior to the consummation of the applicable Exchange Offer or an applicable Shelf Registration Statement being declared or otherwise becomes effective.

(f) Third Party Beneficiary. With respect to each Class of Certificates, the Holders of such Certificates shall be third party beneficiaries to the applicable agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent the Initial Purchasers deem such enforcement necessary or advisable to protect its rights or the rights of such Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Trustee. The Trustee shall take actions as may be reasonably requested by the Company in connection with the Company satisfying its obligations arising under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMERICAN AIRLINES, INC.

By:	/s/ Patricia Delgadillo
Name: Patricia Delgadillo
Title: Managing Director – Treasury

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Assistant Vice President

Registration Rights Agreement Signature Page

Confirmed and accepted as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Patrick M. Käufer
Name: Patrick M. Käufer
Title: Managing Director

By:	/s/ Marc Fratepietro
Name: Marc Fratepietro
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Dana Barton
Name: Dana Barton
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Thomas Bliemel
Name: Thomas Bliemel
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
Name: Adam T. Greene Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Johan Visser
Name: Johan Visser
Title: Executive Director

As Representatives of the several Initial Purchasers

Registration Rights Agreement Signature Page